Exhibit 10.21

FORM OF SHAREHOLDER AGREEMENT

This SHAREHOLDER AGREEMENT dated as of [            ], 2012 (this “Agreement”), by and between BATS Global Markets, Inc., a Delaware corporation (the “Company”) and [strategic investor], a holder of Class B Stock (as defined below) (such holder being herein called the “Shareholder”).

W I T N E S S E T H:

WHEREAS, the Shareholder holds shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B Stock”); and

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the initial public offering of shares of Class A common stock of the Company (the “IPO”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1. Composition of the Board. Following the consummation of the IPO, for so long as the Shareholder owns any shares of Class B Stock, the Shareholder shall have the right to appoint a representative (a “Board Observer”) to attend, as a non-voting observer, each meeting of the board of directors of the Company (the “Board”) other than any portion of a meeting that is designated as an executive session, whether such meeting is conducted in person or by teleconference or videoconference. The appointment of a Board Observer pursuant to this Section 1 shall be effective upon written notice from the Shareholder to the Company of the name and contact information of the individual so appointed.

2. Vacancy. If the individual appointed pursuant to Section 1 to act as a Board Observer is no longer able or willing to act as Board Observer, the Shareholder may appoint another individual to act as a Board Observer pursuant to the provisions of Section 1.

3. Board Observer. A Board Observer appointed pursuant to Section 1 shall have the right to present matters for consideration by the Board and to speak on matters presented by others at such meetings of the Board. A Board Observer shall not be entitled to attend meetings of any Board committee except for meetings of special or standing committees to which the Board Observer has been granted in writing by the Board the right to attend one or more such meetings. A Board Observer shall not have the right to vote on any matter presented to the Board or any committee thereof. Subject to the confidentiality provisions of this Section 3 and any applicable related person, conflict of interest, recusal or similar policy or practice of the Company, the Company shall cause the Board Observer to be provided with all communications and materials that are provided by the Company or its consultants to the members of the Board generally, at the same time and in the same manner that such communications and materials are provided to such members, including all notices, board packages, reports, presentations, minutes and consents. The Board Observer shall be entitled to meet and consult with the senior executive management team of the Company on a quarterly basis to discuss the quarterly and annual business plans of the Company and the Company’s subsidiaries and to review the progress of the Company and the Company’s subsidiaries in achieving their plans. In addition, upon request to the chief executive officer of the Company, the members of the senior executive management team of the Company shall make themselves available during normal business hours to meet with the Board Observer on an interim basis, as the Board Observer may reasonably request from time to time, and as would not unreasonably interfere with the duties of the members of the senior executive management team of the Company.

Notwithstanding any other provision of this Section 3 to the contrary, the Company or the Board shall have the right to keep confidential from the Board Observer for such period of time as the Company or the Board deems reasonable any information and copies of written materials the Company is required by law, rule, regulation or agreement with a third party to keep confidential. The Board Observer shall hold in confidence and trust and not use or disclose any confidential information provided to or learned by him or her in connection with the Board Observer’s rights hereunder for any purpose other than the observation and participation rights contemplated hereby, unless otherwise required by law. As a condition of the exercise of his or her rights under this Section 3, the Board Observer shall enter into such further agreements or undertakings with the Company to maintain the confidentiality of information provided to them in connection with the exercise of such rights as the Company may reasonably request.

The Shareholder will cause each Board Observer appointed by it to agree to abide by and be subject to the obligations imposed upon members of the Board pursuant to Article 12 of the Company’s bylaws (or any successor provision thereto) and Section 3 of the Company’s Code of Business Conduct and Ethics (or any successor provision thereto).

4. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all other prior agreements, both oral and written, among the parties hereto with respect to the subject matter hereof.

5. No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights or remedies hereunder.

6. Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

7. Waiver; Amendment. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended unless such amendment is approved in writing by the Company and the Shareholder.

8. Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart pages or in one or more counterparts, each of which shall be deemed to be an original and all of which shall, taken together, be deemed to be one and the same instrument.

9. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

10. Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for Delaware or any Delaware court sitting in the Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

13. Effective Time. This Agreement shall become effective upon the closing of the IPO. The Shareholder may terminate this Agreement at any time with 10 days’ written notice to the Company. The Company may terminate this Agreement at any time upon a majority vote of the Board with 10 days’ written notice to the Shareholder. This Agreement shall terminate and be of no further force or effect upon the first date that the Shareholder no longer owns any shares of Class B Stock.

14. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other party:

if to the Company, to:

BATS Global Markets, Inc.

8050 Marshall Drive, Suite 120

Lenexa, Kansas 66214

Telecopy: (212) 378-8550

Attention: Eric Swanson

if to the Shareholder, to:

[notice information]

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

BATS GLOBAL MARKETS, INC.

By:
Name:
Title:

By:
Name:
Title:

[STRATEGIC INVESTOR]

By:
Name:
Title:

By:
Name:
Title:

[Signature page to the Shareholder Agreement]